Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No.333-187180) of Artisan Partners Asset Management Inc. of our report dated February 26, 2014 relating to the consolidated financial statements, which appears in this Form 10‑K.

/s/ PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin
February 26, 2014